Exhibit 3.4
AMENDED AND RESTATED BYLAWS
OF
BLACK ROCK COFFEE BAR, INC.
(AS OF ____________, 2025)
ARTICLE I
OFFICES
Section 1.1.    Registered Office. The address of the registered office of Black Rock Coffee Bar, Inc. (the “Corporation”) in the State of Texas, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of formation, as the same may be amended and/or restated from time to time (the “Certificate of Formation”).
Section 1.2.    Additional Offices. The Corporation may, in addition to its registered office in the State of Texas, have such other offices and places of business, both within and outside the State of Texas, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS
Section 2.1.    Place of Meetings. Meetings of shareholders shall be held at any place within or outside the State of Texas, designated by the Board. The Board may, in its sole discretion, determine that a meeting of shareholders shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a) of these Bylaws. In the absence of any such designation or determination, shareholders meetings shall be held at the Corporation’s principal executive office.
Section 2.2.    Annual Meetings. The Board shall designate the date and time of the annual meeting of shareholders. At the annual meeting of shareholders, directors shall be elected and other business properly brought before the meeting in accordance with Section 2.8 of these Bylaws may be transacted. The Board may postpone, adjourn, reschedule or cancel (to the extent permitted under the Texas Business Organizations Code (the “TBOC”)) any previously scheduled annual meeting of shareholders (for any reason or no reason).
Section 2.3.    Special Meetings.
(a)    Subject to the rights of the holders of any outstanding series of the preferred stock of the Corporation (“Preferred Stock”), and to the requirements of applicable law, special meetings of shareholders may be called only by such persons and only in such manner as set forth in the Certificate of Formation. Other than procedural matters, no business may be transacted at any special meeting of shareholders other than the business specified in the notice of such meeting. The Board may postpone, adjourn, reschedule or cancel (to the extent permitted under the TBOC) any previously scheduled special meeting of shareholders (for any reason or no reason).
(b)    A special meeting requested by one or more shareholders holding the requisite percentage specified in the Certificate of Formation (the “Requisite Percentage”) pursuant to the Certificate of Formation (a “Shareholder Requested Meeting”) shall be called by the Secretary only if the shareholders requesting such meeting provide the information set forth in Section 2.3(c) of these Bylaws below and otherwise comply with this Section 2.3, as determined by the Board. For purposes of these Bylaws, any determination to be made by the Board may be made by the Board, a committee of the Board or any officer of the Corporation designated by the Board or a committee of the Board, and any such determination shall be final and binding on the Corporation, its shareholders and any other person so long as made in good faith (without any further requirements).
(c)    In order for a Shareholder Requested Meeting to be called by the Secretary pursuant to Section 2.3(b) of these Bylaws, one or more written requests for a special meeting (individually or collectively, a “Special Meeting Request”) signed and dated by the shareholder(s) that Own(s) (as defined below) the Requisite

Percentage (or its or their respective duly authorized agent) must be delivered to the Secretary at the principal executive office of the Corporation and must be accompanied by:
(i)    in the case of any Shareholder Requested Meeting at which director nominations are proposed to be presented, the information and documentation required by Section 3.4 of these Bylaws, including any updates or supplements thereto required pursuant to Section 3.4 of these Bylaws, if applicable;
(ii)    in the case of any Shareholder Requested Meeting at which any business other than director nominations is proposed to be presented, the information and documentation required by Section 2.8(a)(ii) of these Bylaws (as though such provision were applicable to special meetings), as well as any updates or supplements thereto required pursuant to Section 2.8(a)(ii) of these Bylaws, if applicable; and
(i)    as to each shareholder of the Corporation signing such request, or if such shareholder is a nominee or custodian, the beneficial owner(s) on whose behalf such request is signed, an affidavit by each such person (A) stating the class or series and number of shares of capital stock of the Corporation that he, she, or it Owns as of the date such request was signed; and (B) agreeing to (1) update and supplement such affidavit as of the record date for the Shareholder Requested Meeting (and such update and supplement shall be delivered to the Secretary at the principal executive office of the Corporation not later than five (5) Business Days (as defined below) after the record date for such Shareholder Requested Meeting) and as of the date that is ten (10) Business Days prior to the date of the Shareholder Requested Meeting (and such update and supplement shall be delivered to the Secretary at the principal executive office of the Corporation not later than seven (7) Business Days prior to the date of such Shareholder Requested Meeting) and (2) notify the Corporation promptly (and in any event within forty-eight (48) hours) in writing to the Secretary at the principal executive office of the Corporation of any disposition after the record date for such Shareholder Requested Meeting, but prior to the date of the Shareholder Requested Meeting. For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.
(d)    One or more written requests for a special meeting delivered to the Secretary shall constitute a valid Special Meeting Request only if each such written request satisfies the requirements of this Section 2.3 and has been dated and delivered to the Secretary within sixty (60) days of the earliest dated of such requests. Any requesting shareholder may revoke his, her, or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive office of the Corporation; provided, however, that if following such revocation, the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percentage, there shall be no requirement to hold a Shareholder Requested Meeting. Except as otherwise provided by applicable law or except to the extent previously determined by the Board in connection with a Special Meeting Request, the chair of the Shareholder Requested Meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.3 and applicable law and (ii) if any proposed business was not made or proposed in compliance with this Section 2.3 and applicable law, to declare that such proposed business shall not be transacted.
(e)    If none of the shareholders who submitted the Special Meeting Request, or their qualified representatives, appears at the Shareholder Requested Meeting and presents the matters to be presented for consideration that were specified in the Special Meeting Request, the Corporation need not present such matters for a vote at such meeting (notwithstanding that ballots or proxies in respect of such matter may have been received by the Corporation). For purposes of these Bylaws, to be considered a qualified representative of a shareholder, (i) a person must be a duly authorized officer, manager, or partner of such shareholder or must be authorized by a writing executed by such shareholder stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders; and (ii) prior to the presentation of such matters at the meeting of shareholders, such person must produce a valid government-issued photo identification, as well as either (A) proof that he, she, or it is a duly authorized officer, manager, or partner of such shareholder or (B) such writing (or a reliable reproduction or electronic transmission of the writing).
(f)    For purposes of these Bylaws, a shareholder or beneficial owner shall be deemed to “Own” only those outstanding shares of the Corporation’s capital stock as to which such person possesses both: (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) purchased by such person or any of its Affiliates (as defined below) in any transaction that has not been settled or closed; (B) sold short by such person or any of its Affiliates; (C) borrowed by such person or any of its Affiliates for any purpose or purchased by such person or any of its Affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person; or (D) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its Affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have the purpose or effect of (1) reducing in any manner, to any extent, or at any time in the future, such person’s or any of its Affiliates’ full right to vote or direct the voting of any such shares, or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or any of its Affiliates. For purposes of these Bylaws, a shareholder or beneficial owner shall Own shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. For purposes of these Bylaws, a person shall be deemed to continue to Own shares during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person. For purposes of these Bylaws, a person shall also be deemed to continue to Own shares during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on no more than five (5) Business Days’ notice, the person recalls the loaned shares no later than five (5) Business Days after being notified that the Shareholder Requested Meeting will be held, and the person holds the recalled shares through the date of the Shareholder Requested Meeting. The determination of the extent to which a shareholder or beneficial owner “Owns” any shares of capital stock of the Corporation for these purposes shall be made by the Board. The terms “Owned,” “Owning” and “Ownership” and other variations of the word “Own” shall have correlative meanings in these Bylaws. For purposes of these Bylaws, the term “Affiliates” shall have the meaning given in Rule 12b-2 under the Exchange Act (as defined below).
Section 2.4.    Notices. Written notice of each shareholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the shareholders entitled to vote at the meeting, if such date is different from the record date for determining shareholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 of these Bylaws to each shareholder entitled to vote thereat as of the record date for determining the shareholders entitled to notice of the meeting, by the Corporation not less than ten (10) nor more than sixty (60) days before the date of the meeting unless otherwise required by Section 21.353 of the TBOC. If said notice is for a special meeting of shareholders, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of shareholders as to which notice has been given may be postponed, and any meeting of shareholders as to which notice has been given may be cancelled (to the extent permitted by the TBOC), by the Board upon public announcement (as defined in Section 2.8(c) of these Bylaws) given before the date previously scheduled for such meeting.
Section 2.5.    Quorum. Except as otherwise provided by applicable law, the Certificate of Formation or these Bylaws, the presence, in person or by proxy, at a shareholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting and not less than one-third of the outstanding shares of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series entitled to vote at such meeting and not less than one-third of the outstanding shares of such class or series entitled to vote at such meeting shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the shareholders of the Corporation, the chair of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.7 of these Bylaws until a quorum shall attend in person or be represented by proxy. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. The shareholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.
Section 2.6.    Voting of Shares.
(a)    Voting Lists. The Corporation shall prepare, no later than the eleventh (11th) day before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or at any adjournment of the meeting (provided, however, that if the record date for determining the shareholders entitled to vote is less than eleven (11) days before the date of the meeting, the list shall reflect the shareholders entitled to vote as of the eleventh (11th) day before the meeting date), arranged in alphabetical order, and showing the address of each shareholder, the type of shares held by each shareholder, the number of shares held by each shareholder and the number of votes to which each shareholder is entitled. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Subject to the last sentence of this Section 2.6(a), such list shall be open to the examination of any shareholder, for any purpose germane to the meeting for a period of at least ten (10) days before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation. Such list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number and class or series of shares held by each of them. Failure to comply with the foregoing requirements of this Section 2.6(a) shall not affect the validity of any action taken at a meeting of the shareholders of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the shareholders entitled to examine the list of shareholders required by this Section 2.6(a) or to vote in person or by proxy at any meeting of shareholders.
(b)    Manner of Voting. At any shareholders meeting, every shareholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by shareholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3 of these Bylaws), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the shareholder or proxy holder. The Board, in its discretion, or the chair of the meeting of shareholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.
(c)    Proxies. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy authorized by an instrument in writing or by a transmission permitted by law, including Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed in accordance with the procedure established for the meeting, provided that no such proxy shall be valid after eleven (11) months after the date of its execution, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 21.369 of the TBOC. A proxy may be in the form of an electronic transmission that sets forth or is submitted with information from which it can be determined that the transmission was authorized by the shareholder. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

(d)    Required Vote. Except as may be otherwise provided by law or in the Certificate of Formation, each shareholder shall be entitled to one vote for each share of capital stock held by such shareholder as of the applicable record date that has voting power upon the matter in question. Subject to the rights of the holders of any series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of any series of Preferred Stock, at all meetings of shareholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the shareholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the shareholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast for or against by the shareholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by a provision of applicable law, the Certificate of Formation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.
(e)    Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of shareholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of shareholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chair of the meeting may appoint one or more inspectors to act at the meeting. If applicable, each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. If applicable, the inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Any report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.
Section 2.7.    Adjournments. Any meeting of shareholders, annual or special, may be adjourned by the chair of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Unless these Bylaws otherwise require, notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the shareholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If after the adjournment a new record date for shareholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2 of these Bylaws, and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. To the extent permitted by the TBOC, shareholders shall not be entitled to adjourn a meeting of shareholders, whether or not a quorum is present.
Section 2.8.    Advance Notice for Business.
(a)    Annual Meetings of Shareholders. No business may be transacted at an annual meeting of shareholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any shareholder of the Corporation (x) who is a shareholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 2.8(a), on the record date for the determination of shareholders entitled to vote at such annual meeting and on the date of the annual meeting and (y) who complies with the notice procedures set forth in this Section 2.8(a). Notwithstanding anything in this Section 2.8(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.4 of these Bylaws will be considered for election at such meeting.
(i)    In addition to any other applicable requirements, for business (other than director nominations) to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for shareholder action. Subject to Section 2.8(a)(iii) of these Bylaws , a shareholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive office of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day before the anniversary date of the immediately preceding annual meeting of shareholders, which, in the case of the first annual meeting of shareholders following the closing of the Corporation’s initial underwritten public offering of Class A common stock, the date of the preceding year’s annual meeting shall be deemed to be [ ò ], 2025; provided, however, that in the event that the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date (or if there has been no prior annual meeting), notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day before the meeting and not later than the later of (x) the close of business on the ninetieth (90th) day before the meeting and (y) the close of business on the tenth (10th) day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment, recess, rescheduling or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in this Section 2.8(a).
(ii)    To be in proper written form, a shareholder’s notice to the Secretary with respect to any business (other than director nominations) to bring before any annual meeting of shareholders must set forth as to each such matter such shareholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such shareholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such shareholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all agreements, arrangements or understandings (whether written or oral) between or among such shareholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names and addresses) in connection with the proposal of such business by such shareholder, (E) any material interest, direct or indirect, of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made in such business, other than an interest arising from the ownership of Corporation securities where such shareholder or such beneficial owner receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series, and (F) a representation that such shareholder (or a qualified representative of such shareholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. As to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the proposal is made (including any Affiliate or Associate (as defined below)), such shareholder’s notice must set forth: (I) the name and address of the shareholder proposing such business as they appear on the Corporation’s books as of the date of the notice and the name and address of such beneficial owner, if any; (II) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially or of record (within the meaning of Rule 13d-3 under the Exchange Act) by such shareholder and such beneficial owner, if any (except that any such person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future); (III) a description of any agreement, arrangement, understanding, or relationship with respect to the proposal between or among such shareholder or such beneficial owner and any of their respective Affiliates or Associates; (IV) a description of any proxy, contract, agreement, arrangement, understanding, or relationship pursuant to which such shareholder and such beneficial owner, if any, has a right to vote any shares of any security of the Corporation; (V) a description of any agreement, arrangement, understanding, or relationship (including any hedging transactions and any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, and borrowed or loaned shares (a “Derivative Instrument”)) directly or indirectly owned beneficially by such shareholder and such beneficial owner, if any, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk, or benefit from share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, with respect to securities of the Corporation; (VI) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (VII) any performance-related fees (other than an asset-based fee) that such shareholder or beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such shareholder’s or beneficial owner’s immediate family sharing the same household; (VIII) any rights to distributions or dividends on the shares of the Corporation owned beneficially by such shareholder or beneficial owner, if any, that are separated or separable from the underlying shares of the Corporation; (IX) a representation as to whether such shareholder or such beneficial owner, if any, intends or is part of a group that intends to (1) deliver a proxy statement and form of proxy to the Corporation’s shareholders or (2) otherwise solicit proxies or votes from shareholders in support of such proposal; and (X) any other information relating to such shareholder and such beneficial owner, if any, required to be disclosed in a proxy statement required to be made in connection with a contested solicitation of proxies for the proposal pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of these Bylaws, the term “Associates” shall have the meaning given in Rule 12b-2 under the Exchange Act. A shareholder providing notice of any business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.8 shall be true and correct in all material respects as of the record date for the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment, recess, rescheduling, or postponement thereof. Such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation (i) not later than five (5) Business Days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and (ii) not later than seven (7) Business Days prior to the date for the meeting or any adjournment, recess, rescheduling, or postponement thereof (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment, recess, rescheduling, or postponement thereof).
(iii)    The foregoing notice requirements of this Section 2.8(a) shall be deemed satisfied by a shareholder as to any proposal (other than director nominations) if the shareholder has notified the Corporation of such shareholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such shareholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. If the Board or the chair of the annual meeting determines that any shareholder proposal was not made in accordance with the provisions of this Section 2.8(a) or that the information provided in a shareholder’s notice does not satisfy the information requirements of this Section 2.8(a), such proposal shall not be presented for action at the annual meeting. Further, the Board may, in its discretion, exclude from any proxy materials sent to shareholders any matters that may properly be excluded under the Exchange Act, Securities and Exchange Commission rules, or other applicable laws. Notwithstanding the foregoing provisions of this Section 2.8(a), if the shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting of shareholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.
(iv)    In addition to the provisions of this Section 2.8(a), a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.8(a) shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(b)    Special Meetings of Shareholders. Other than procedural matters, only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.4 of these Bylaws.
(c)    Public Announcement. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto) or by such other means as is reasonably designed to inform the public or shareholders of the Corporation in general of such information, including, without limitation, posting on the Company’s investor relations website.
Section 2.9.    Conduct of Meetings. The chair of each annual and special meeting of shareholders shall be the Chair of the Board or, in the absence (or inability or refusal to act) of the Chair of the Board, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be determined and announced at the meeting by the chair of the meeting, and after the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chair of any meeting of shareholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures regarding the manner of voting, conduct of discussion or removal of disruptive persons from the meeting); (c) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants or to the number of questions or comments by an individual participant; and (f) restrictions on the use of cellphones, audio or video recording devices or other electronic devices at the meeting. Unless and to the extent determined by the Board or the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chair of the meeting may, if the facts warrant, determine and declare to the meeting that a matter, nomination or other business was not properly brought before the meeting. If the chair of the meeting should so determine, the chair of the meeting shall so declare to the meeting, and any such matter, nomination or other business declared not to be properly brought before the meeting shall not be transacted or considered. The secretary of each annual and special meeting of shareholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chair of the meeting may appoint any person to act as secretary of the meeting.
Section 2.10.    Shareholder Action by Written Consent. Shareholders may not take action by written consent without a meeting except as may be permitted by the Certificate of Formation.

ARTICLE III
DIRECTORS
Section 3.1.    Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, subject to any limitation imposed by applicable law, the Certificate of Formation, or these Bylaws.
Section 3.2.    Number of Directors. Subject to the Certificate of Formation, the total number of directors constituting the Board shall be determined from time to time by resolution of the Board. The Board shall be classified in the manner provided in the Certificate of Formation. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
Section 3.3.    Chair and Vice Chair of the Board. The Chair of the Board, if any, will preside at all meetings of the Board and of the shareholders at which the Chair will be present. The Chair of the Board will have and may exercise such powers as are, from time to time, assigned to the Chair by the Board and as may be provided by law. The Vice Chair of the Board, if any, will have and may exercise such powers as are, from time to time, assigned to such person by the Board and as may be provided by law.
Section 3.4.    Advance Notice for Nomination of Directors.
(a)    Subject in all respects to the provisions of the Certificate of Formation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any shareholder of the Corporation (x) who is a shareholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.4, on the record date for the determination of shareholders entitled to vote at such meeting and at the time of such meeting and (y) who complies with the notice procedures and other requirements set forth in this Section 3.4 and with applicable law.
(b)    In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder’s notice to the Secretary must be received by the Secretary at the principal executive office of the Corporation (i) in the case of an annual meeting, not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day before the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date (or if there has been no prior annual meeting), notice by the shareholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day before the meeting and not later than the later of (x) the close of business on the ninetieth (90th) day before the meeting and (y) the close of business on the tenth (10th) day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment, recess, rescheduling or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in this Section 3.4.
(c)    Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the ninetieth (90th) day prior to the anniversary date of the immediately preceding annual meeting of shareholders, a shareholder’s notice required by this Section 3.4 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the date on which such public announcement was first made by the Corporation.
(d)    To be in proper written form, a shareholder’s notice to the Secretary must (i) set forth as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person, (D) any other information relating to the person that would be required to be disclosed in a proxy statement required to be made in connection with solicitations of proxies in an election contest pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (E) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings (whether written or oral) during the past three (3) years, and any other material relationships between or among such shareholder and beneficial owner, if any, and their respective Affiliates and Associates, on the one hand, and each proposed nominee, and his or her respective Affiliates and Associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Securities Act of 1933 if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any Affiliate or Associate thereof, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (ii) be accompanied by (A) a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected and (B) a completed signed questionnaire and written representation and agreement, as required by Section 3.4(h) of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and that the Corporation believes could be material to a reasonable shareholder’s understanding of the independence (both from management and from the shareholder and beneficial owner, if any) and qualifications of such proposed nominee. As to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination is made (including any Affiliate or Associate), such shareholder’s notice must set forth: (I) the information required by Section 2.8(a)(ii)(I) through (II) and (IV) through (VIII) of these Bylaws, (II) a description of all arrangements or understandings relating to the nomination to be made by such shareholder among such shareholder, the beneficial owner, if any, on whose behalf the nomination is made, and any of their respective Affiliates or Associates, each proposed nominee and any other person or persons (including their names), (III) a representation that such shareholder (or a qualified representative of such shareholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and a representation that such beneficial owner, if any, is the beneficial owner of stock of the Corporation and (IV) any other information relating to such shareholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement required to be made in connection with solicitations of proxies in an election contest pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. A shareholder providing notice of any nomination proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.4(d) shall be true and correct in all material respects as of the record date for the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment, recess, rescheduling, or postponement thereof. Such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation (i) not later than five (5) Business Days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and (ii) not later than seven (7) Business Days prior to the date for the meeting or any adjournment, recess, rescheduling, or postponement thereof (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment, recess, rescheduling, or postponement thereof).
(e)    If the Board or the chair of the meeting of shareholders determines that any nomination was not made in accordance with the provisions of this Section 3.4, or that the information provided in a shareholder’s notice does not satisfy the information requirements of this Section 3.4, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.4, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.
(f)    In addition to the provisions of this Section 3.4, a shareholder shall also comply with all of the applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder related to the submission of director nominations and related solicitation of proxies. Nothing in this Section 3.4 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Formation.
(g)    These Bylaws shall not be deemed to require inclusion in the Corporation’s proxy statement of nominations or proposals of shareholders which the Corporation is not otherwise required to include in its proxy statement.
(h)    To be eligible to be a nominee for election or reelection as a director of the Corporation pursuant to this Section 3.4, a proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under these Bylaws and applicable law) to the Secretary at the principal executive office of the Corporation (i) a written questionnaire (in the form provided by the Secretary upon written request by a stockholder of record) with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made and (ii) a written representation and agreement (in the form provided by the Secretary upon written request by a stockholder of record) that such person (A) is not and will not become a party to (I) any agreement, arrangement, or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (II) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement, or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with such person’s nomination, candidacy, service, or action as a director of the Corporation that has not been disclosed to the Corporation; and (C) would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law, applicable stock exchange rules, the Corporation’s Code of Business Conduct and Ethics, and any other policies and guidelines of the Corporation applicable to members of the Board and any applicable Board committee(s).
(i)    Notwithstanding anything herein to the contrary, if (A) any shareholder providing notice pursuant to this Section 3.4 or each beneficial owner, if any, on whose behalf the nomination is made (including any Affiliate or Associate) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (B) (I) such person subsequently either (1) notifies the Corporation that such person no longer intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (2) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (II) no other shareholder that has provided notice pursuant to this Section 3.4 or any beneficial owner, if any, on whose behalf the nomination was made (including any Affiliate or Associate) has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such proposed nominee (x) to the Corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these Bylaws, still intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the nomination of such proposed nominee shall be disregarded and no vote on the election of such proposed nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any shareholder providing notice pursuant to this Section 3.4 or each beneficial owner, if any, on whose behalf the nomination is made (including any Affiliate or Associate) provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such person shall deliver to the Secretary, no later than five (5) Business Days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(j)    Notwithstanding anything to the contrary contained in these Bylaws, for as long as any stockholder has a right to designate or nominate a director pursuant to the Certificate of Formation, the procedure for any such nomination shall be governed by the Certificate of Formation and such party shall not be subject to the notice procedures and information requirements with respect to such stockholder set forth in these bylaws for the nomination of any person to serve as a director at any annual meeting or special meeting of stockholders.
Section 3.5.    Compensation. Unless otherwise restricted by the Certificate of Formation or these Bylaws, the Board shall have the authority to fix the compensation of directors, including for service on a committee of the Board, and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. The directors may be reimbursed their expenses, if any, for attendance at each meeting of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members or chairs of committees of the Board may be allowed reimbursement of expenses and additional compensation for service on or chairing the committee.
Section 3.6.    Resignation; Vacancies. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Unless otherwise provided in the Certificate of Formation or these Bylaws, when one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. Each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Unless otherwise provided in the Certificate of Formation or these Bylaws or permitted in the specific case by resolution of the Board, and subject to the rights of holders of Preferred Stock, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the shareholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by shareholders. If the directors are divided into classes, a person so chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.
ARTICLE IV
BOARD MEETINGS
Section 4.1.    Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Texas) as shall from time to time be determined by the Board.
Section 4.2.    Special Meetings. Special meetings of the Board (a) may be called by the Chair of the Board and (b) shall be called by the Chair of the Board or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Texas) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3 of these Bylaws, to each director (i) at least twenty four (24) hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two (2) days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five (5) days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Formation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4 of these Bylaws.
Section 4.3.    Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Formation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. Notwithstanding the foregoing, for so long as Cynosure has the right to nominate a director for election to the Board pursuant to the Certificate of Formation, to the extent permitted by applicable law, (a) any proposed transaction outside of the ordinary course of business that would be required to be disclosed by the Corporation pursuant to Item 404 of Regulation S-K of the Securities Act of 1933, as amended, shall require, in addition to any other approval required by law, the Restated Certificate or these Bylaws, the approval of a majority of the members of the Audit Committee of the Board then in effect (the “Audit Committee”), or if the Audit Committee is not composed entirely of Independent Directors (as defined in the Certificate of Formation), a majority of the members of an independent committee of the Board, then in office and (b) the following actions shall require, in addition to any other approval required by law, the Restated Certificate or these Bylaws, approval of 66-2/3% of the members of the Board eligible to vote on the matter (with any fractional number of Directors resulting from application of such percentage rounded up to the nearest whole number): (i) the incurrence, assumption or guarantee of any indebtedness outside of the ordinary course of business resulting in a Net Debt Leverage Ratio exceeding 2.0; (ii) the termination of the Chief Executive Officer of the Company; or (iii) material changes to the compensation of any director. “Net Debt Leverage Ratio” means at any date of determination, the ratio of (a) an amount equal to the total Indebtedness (as such term is defined in that certain Credit Agreement dated as of September [ ], 2025 among Black Rock Coffee Holdings, LLC, the other loan parties party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent) of the Corporation and its subsidiaries as of such date, less cash and cash equivalents of the Corporation and its subsidiaries on such date, to (b) the Adjusted EBTIDA in connection with the initial public offering of the Corporation’s Class A Common Stock) of Black Rock Coffee Holdings, LLC and its subsidiaries, consolidated, on such date. “Adjusted EBITDA” means net loss adjusted to exclude interest expense, net, income tax expense, and depreciation and amortization, further adjusted to exclude certain items that we do not consider indicative of our ongoing operating performance, including transaction costs associated with this offering, capital restructuring costs, litigation costs, net, point-of-sale system transition costs and other non-core costs, consistent with how Adjusted EBITDA is calculated for purposes of the Company’s Registration Statement on Form S-1 (File No. 333-289685).
Section 4.4.    Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Formation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 4.5.    Organization. The chair of each meeting of the Board shall be the Chair of the Board or, in the absence (or inability or refusal to act) of the Chair of the Board, a chair elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chair of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V
COMMITTEES OF DIRECTORS
Section 5.1.    Establishment. Unless otherwise provided in the Certificate of Formation, the Board may by resolution designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required by the resolution designating such committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.
Section 5.2.    Available Powers. Any committee established pursuant to Section 5.1 of these Bylaws, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.
Section 5.3.    Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.
Section 5.4.    Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Formation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.
Section 5.5.    Subcommittees. Unless otherwise provided in the Certificate of Formation, these Bylaws or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
ARTICLE VI
OFFICERS
Section 6.1.    Officers. The officers of the Corporation elected by the Board shall be a Chief Executive Officer, a President, a Secretary and such other officers (including without limitation, a Chair of the Board, a Vice Chair of the Board, Vice Presidents, Assistant Secretaries, a Treasurer and Assistant Treasurers) as the Board from time to time may determine, subject to the terms of Section 4.3 hereof. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer may also appoint such other officers (including without limitation one or more Vice Presidents) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these

Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer, as may be prescribed by the Chief Executive Officer.
(a)    Chief Executive Officer. The Chief Executive Officer will, subject to the control of the Board, have general and active management of the business of the Corporation and will see that all orders and resolutions of the Board are carried into effect. All other officers, officials, employees and agents will report directly or indirectly to the Chief Executive Officer. The Chief Executive Officer, President or any Vice President will execute bonds, mortgages and other contracts on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof will be expressly delegated by the Board to some other officer or agent of the Corporation.
(b)    President. In the absence or disability of the Chief Executive Officer, the President will perform all the duties of the Chief Executive Officer. When acting as the Chief Executive Officer, the President will have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President will have, subject to the supervision, direction and control of the Board and the Chief Executive Officer, the general powers and duties of supervision, direction and management of the affairs and business of the Corporation customarily and usually associated with the position of President. The President will have such other powers and perform such other duties as from time to time may be prescribed by the Board, these Bylaws, the Chief Executive Officer or the Chair.
(c)    Vice Presidents. Each Vice President will perform other duties as the Board, the Chief Executive Officer or the President may assign.
(d)    Secretary. The Secretary will attend all meetings of the Board and of the shareholders, and will record all votes and the minutes of all proceedings and will perform like duties for the standing committees when required. The Secretary will give or cause to be given notice of all meetings of the Board and of the shareholders, will have all such further powers and duties as are customarily and usually associated with the position of Secretary, and will perform other duties as may be prescribed by the Board, the Chief Executive Officer or the President. .
(e)    Assistant Secretaries. Each Assistant Secretary may, in the absence or disability of the Secretary, or at his or her request or the request of the Chief Executive Officer or the President, perform the duties and exercise the powers of the Secretary, and will perform other duties as the Board, the Chief Executive Officer, the President, or the Secretary may assign. In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the Board and of the shareholders will be recorded by the person designated by the Chief Executive Officer, the President or by the Board.
(f)    Treasurer.
(i)    The Treasurer will have the custody of the corporate funds and securities, will keep full and accurate accounts of receipts and disbursements of the Corporation, will deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories designated by the Board, and in general will have all such further powers and duties as are customarily and usually associated with the position of Treasurer and such other duties as the Board, the Chief Executive Officer, or the President may assign from time to time.
(ii)    Each Assistant Treasurer may, in the absence or disability of the Treasurer, or at his or her request or the request of the Chief Executive Officer or the President, perform the duties and exercise the powers of the Treasurer, and will perform other duties as the Board, the Chief Executive Officer, the President, or the Treasurer may assign.
Section 6.2.    Removal; Vacancies; Resignation. Subject to the terms of Section 4.3 hereof, any officer may be removed, with or without cause, at any time by the Board or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof, or by any officer who has been conferred such power of removal. Any officer appointed by the Chief Executive Officer may also be removed, with or without cause, by the Chief Executive Officer unless the Board otherwise provides. Any vacancy occurring in any elected office of the

Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer may be filled by the Chief Executive Officer unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.
Any officer may resign at any time by giving notice, in writing or by electronic transmission, to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
Section 6.3.    Multiple Officeholders. Any number of offices may be held by the same person.
Section 6.4.    Representation of Shares of Other Corporations. Unless otherwise provided in the Certificate of Formation, and except with respect to Black Rock Coffee Holdings, LLC, the Chair of the Board, the Chief Executive Officer, or the President of the Corporation, or any other person authorized by the Board, the Chief Executive Officer or the President, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares or voting securities of any other corporation or other person standing in the name of the Corporation. All rights, obligations, decisions, determinations, votes or approvals of the Corporation, as the manager or as a member of Black Rock Coffee Holdings, LLC, under the Limited Liability Company Agreement of Black Rock Coffee Holdings, LLC or under the Delaware Limited Liability Company Act shall be exercised by the Board or its designee. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
ARTICLE VII
SHARES
Section 7.1.    Uncertificated Shares. The shares of the Corporation will be uncertificated, provided, that any holder of uncertificated shares, upon written request to the transfer agent or registrar of the Corporation, will be entitled to a certificate for shares of the Corporation so held in which case the Corporation will issue a certificate for such shares to such holder. Any certificates representing shares of the Corporation shall be in such form as shall be approved by the Board and will be signed by the Chief Executive Officer, the President or a Vice President of the Corporation and either the Secretary or an Assistant Secretary of the Corporation. The signature of any such officer on any such share certificate may be by electronic transmission. In case any officer who has signed or whose electronic signature has been placed on any such share certificate will have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issuance. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation will send to the registered owner of the uncertificated shares a written notice that sets forth all of the information required by Section 3.205 of the TBOC. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares, if any, of the same class and series will be identical. No requirement of the TBOC with respect to matters to be set forth on certificates representing shares of the Corporation will apply to or affect certificates outstanding when the requirement first becomes applicable to the certificates; but the requirements will apply to all certificates thereafter issued whether in connection with an original issue of shares, a transfer of shares, or otherwise.
Section 7.2.    Multiple Classes and/or Series of Stock. The Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.
Section 7.3.    Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chair of the Board, the Chief Executive Officer, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be by electronic transmission. In case any officer, transfer agent or registrar who has signed or whose electronic signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.
Section 7.4.    Consideration and Payment for Shares.
(a)    Subject to applicable law and the Certificate of Formation, shares of stock with our without par value may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed, securities of the Corporation or any other organization or any other property of any kind or nature, or any combination thereof.
(b)    Subject to applicable law and the Certificate of Formation, shares may not be issued until the full amount of the consideration has been paid.
Section 7.5.    Lost, Destroyed or Wrongfully Taken Certificates.
(a)    If an owner of a certificate representing shares claims that such certificate has been lost, stolen or destroyed, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner notifies the Corporation or its transfer agent that such certificate has been lost, stolen or destroyed, provides an affidavit of that fact acceptable to the Corporation and executes an agreement acceptable to the Corporation (and, if required by the Corporation, posts a bond in such amount as the Corporation may determine is reasonably necessary) to indemnify the Corporation from any loss incurred by it in connection with such certificate.
(b)    If a certificate representing shares has been lost, apparently destroyed or stolen, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or stealing and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.
Section 7.6.    Transfer of Shares. Shares of the Corporation will be transferable in the manner prescribed by law, in the Certificate of Formation, these Bylaws or an agreement between the Corporation and one or more shareholders. Transfers of shares will be made on the books of the Corporation only by the holder of record thereof or by such other person as may under law be authorized to endorse such shares for transfer or by such shareholder’s attorney lawfully constituted in writing. Except as otherwise provided by law, upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation will issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. No transfer of shares will be valid as against the Corporation for any purpose until it will have been entered in the share transfer records of the Corporation by an entry showing from and to what person those shares were transferred.
Section 7.7.    Registered Shareholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive distributions or dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.
Section 7.8.    Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.
ARTICLE VIII
INDEMNIFICATION
Section 8.1.    Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 of these Bylaws with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.
Section 8.2.    Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1 of these Bylaws, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the TBOC requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise and a written affirmation by such Indemnitee of the Indemnitee’s good faith belief that such Indemnitee has met the standard of conduct necessary for indemnification under Chapter 8 of the TBOC.
Section 8.3.    Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 of these Bylaws is not paid in full by the Corporation within sixty (60) days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the TBOC. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the TBOC, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.
Section 8.4.    Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Formation, these Bylaws, an agreement, a vote of shareholders or disinterested directors, or otherwise.
Section 8.5.    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBOC.
Section 8.6.    Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board and to the extent permitted by the TBOC, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.
Section 8.7.    Amendments. Any repeal or amendment of this Article VIII by the Board or the shareholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided, however, that amendments or repeals of this Article VIII shall require the affirmative vote of the shareholders holding at least 66 2/3% of the voting power of all outstanding shares of capital stock of the Corporation.
Section 8.8.    Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interest of the Corporation for purposes of Section 21.401 of the TBOC.

Section 8.9.    Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.
Section 8.10.    Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
ARTICLE IX
MISCELLANEOUS
Section 9.1.    Place of Meetings. If the place of any meeting of shareholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal executive office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 of these Bylaws , then such meeting shall not be held at any place.
Section 9.2.    Fixing Record Dates.
(a)    In order that the Corporation may determine the shareholders entitled to notice of any meeting of shareholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders shall be at the close of business on the Business Day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) of these Bylaws at the adjourned meeting.
(b)    In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
Section 9.3.    Means of Giving Notice.
(a)    Notice to Directors. Whenever under applicable law, the Certificate of Formation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of electronic mail or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (v) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.
(b)    Notice to Shareholders. Whenever under applicable law, the Certificate of Formation or these Bylaws notice is required to be given to any shareholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the shareholder, to the extent permitted by the TBOC. A notice to a shareholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the shareholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the shareholder at the shareholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the shareholder at the shareholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the shareholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice, (B) if by a posting on an electronic network together with separate notice to the shareholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (C) if by any other form of electronic transmission, when directed to the shareholder. A shareholder may revoke such shareholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
(c)    Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
(d)    Notice to Shareholders Sharing Same Address. To the extent permitted under the TBOC, without limiting the manner by which notice otherwise may be given effectively by the Corporation to shareholders, any notice to shareholders given by the Corporation under any provision of the TBOC, the Certificate of Formation or these Bylaws shall be effective if given by a single written notice to shareholders who share an address if consented to by the shareholders at that address to whom such notice is given. A shareholder may revoke such shareholder’s consent by delivering written notice of such revocation to the Corporation. Any shareholder who fails to object in writing to the Corporation within sixty (60) days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.
(e)    Exceptions to Notice Requirements. Whenever notice is required to be given by the Corporation, under any provision of the TBOC, the Certificate of Formation or these Bylaws, to any shareholder to whom (1) notice of two consecutive annual meetings of shareholders and all notices of shareholder meetings or of the taking of action by written consent of shareholders without a meeting to such shareholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of distributions or interest on securities during a 12-month period, have been mailed by first class mail addressed to such shareholder at such shareholder’s address as shown on the ownership records of the Corporation and have been returned undeliverable, the giving of such notice to such shareholder shall not be required. To the extent permitted by the TBOC, notice of a meeting is not required to be given to a shareholder entitled to notice under the any provision of the TBOC, the Certificate of Formation or these Bylaws if the person entitled to notice of the meeting is considered a lost securityholder under the Exchange Act and the regulations adopted under the Exchange Act. Any action or meeting that shall be taken or held without notice to any such shareholder shall have the same force and effect as if such notice had been duly given to any such shareholder. If any such shareholder shall deliver to the Corporation a written notice setting forth such shareholder’s then current address, the requirement that notice be given to such shareholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate or other document with the Secretary of State of Texas or otherwise, the certificate or other document need not state that notice was not given to persons to whom notice was not required to be given pursuant to the TBOC.
Section 9.4.    Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Formation, or these Bylaws, a written waiver of such notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.
Section 9.5.    Meeting Attendance via Remote Communication Equipment.
(a)    Shareholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, shareholders entitled to vote at such meeting and proxy holders not physically present at a meeting of shareholders may, by means of remote communication:
(i)    participate in a meeting of shareholders; and
(ii)    be deemed present in person and vote at a meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such shareholders and proxy holders a reasonable opportunity to participate in the meeting and, if entitled to vote, to vote on matters submitted to the applicable shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.
(b)    Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Formation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.
Section 9.6.    Distributions and Dividends. The Board may from time to time declare, and the Corporation may pay, distributions or dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Formation.
Section 9.7.    Reserves. The Board may set apart out of the funds of the Corporation available for distributions or dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
Section 9.8.    Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Formation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
Section 9.9.    Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.
Section 9.10.    Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.
Section 9.11.    Books and Records. The books and records of the Corporation may be kept within or outside the State of Texas at such place or places as may from time to time be designated by the Board.
Section 9.12.    Amendments. The Board shall have the power to adopt, amend, alter or repeal these Bylaws. Notwithstanding the foregoing, for so long as Cynosure has the right to nominate the Cynosure Director for election to the Board pursuant to the Certificate of Formation, the Cynosure Director’s consent shall be required for any amendment of these Bylaws by the Board that would have a disproportionately adverse impact on the rights or interests of Cynosure relative to all holders of Common Stock or Class B Common Stock, as applicable. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal these Bylaws. Except as otherwise provided in the Certificate of Formation, these Bylaws may not be adopted, amended, altered or repealed by the shareholders.
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